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                                                              EXHIBIT 10.2(B)(d)


               THIRD AMENDMENT TO MEDIA NETWORK SERVICES AGREEMENT

         This Third Amendment to the Media Network Services Agreement (the "Third Amendment") is made and entered as of this day 15th of December, 2000, by and between 7-Eleven, Inc. formerly known as The Southland Corporation ("7-Eleven) and NGN Next Generation Network formerly known as Mentus Media Corp. and The Mentus Group, Inc. ("NGN").

         WHEREAS, 7-Eleven and NGN entered in that certain Media Network Services Agreement on or about April 18, 1995 (the "Media Agreement") as amended by the First Amendment dated April 1, 1998 ("First Amendment"), and the second Amendment dated December 14, 1999 ("Second Amendment") and

         WHEREAS, 7-Eleven and NGN desire to amend the Media Agreement a third time for the purposes set forth below.

         NOW, THEREFORE, for and in consideration of the mutual covenants, promises and conditions contained herein, the parties agree to amend the Media Agreement as follows:

         1. Section 2 - HARDWARE AND HARDWARE INSTALLATION.

         The hardware Installation Rollout Schedule referenced in section 2.03 of the Media Agreement ("Installation Schedule") as previously amended by the First Amendment and the Second Amendment is amended as follows:

                  Section 2.01 (d) of the Second Amendment is deleted in its entirety.

                  Section 2.01 (f) of the Second Amendment is amended to state:

                           "(f) 7-Eleven agrees to delete and waive the
liquidated damages of $150,000 under section 2 (d) of the Second Amendment provided that NGN: (i) pays 7-Eleven the Program Fee set forth in section 6.02(a) of the Third Amendment by December 15, 2000.

         2. Section 6 - PROGRAM FEE.

         Section 6.02(a) of the Second Amendment is amended to state:

                  (a) For the 2000 Fee Year only, NGN will pay to 7-Eleven on
                      December 15, 2000, by wire transfer, the amount of $ 1,500,000 which represents a partial payment of the difference between the Program Fees paid and the Annual Minimum Payment. The balance of all Program Fees for the 2000 Fee Year due to 7-Eleven will be paid by NGN on or before January 31, 2001. Program Fees for all subsequent Fee Years will be paid according to the Media Agreement."


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         Except as provided by this Third Amendment, all of the terms and conditions in the Media Agreement shall remain in fill force and effect and it constitutes the legal and binding obligations of NGN and 7-Eleven.

         The Third Amendment, along with the Media Agreement and First Amendment and Second Amendment between the parties supersedes all prior agreements or representations, whether written or oral or through any course of dealing between the parties.


IN WITNESS WHEREOF, the parties have executed this Third Amendment as of the day and year first set out above.



                                            7-ELEVEN, INC.
Attest: ____________________                By: _____________________________
         Assistant Secretary
                                            Its: ____________________________

                                            NGN NEXT GENERATION NETWORK

                                            By: _______________________________

                                            Its: ______________________________